EXHIBIT 4.3

CONMED CORPORATION

2025 LONG-TERM INCENTIVE PLAN

1. PURPOSE.

The purpose of the 2025 Long-Term Incentive Plan of CONMED Corporation (as amended from time to time, the “Plan”) is to promote the long-term financial interests of CONMED Corporation (the “Company”), including its growth and performance, by encouraging employees of the Company and its subsidiaries and Non-Employee Directors who provide important services to the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees of outstanding ability and highly qualified individuals who are not current employees of the Company as members of the Board of Directors, and providing employees and Non-Employee Directors with an interest in the Company parallel to that of the Company’s stockholders. To achieve these purposes, the Company may grant Awards of Stock Options, Restricted Shares, Restricted Share Units, Stock Appreciation Rights, Performance Shares, Performance Share Units and Other Awards and Dividend Equivalent Rights to key employees selected by the Compensation Committee as well as Non-Employee Directors, all in accordance with the terms and conditions set forth in the Plan.

The Plan supersedes both (i) the 2018 Long-Term Incentive Plan of CONMED Corporation (the “2018 Plan”) and (ii) the Amended and Restated 2020 Non-Employee Director Equity Compensation Plan of CONMED Corporation (the “2020 Director Plan” and together with the 2018 Plan, the “Prior Plans”), for awards granted on or after the Effective Date, subject to the approval by the stockholders of CONMED Corporation at the May 20, 2025 Annual Stockholder Meeting.

Awards may not be granted under the Prior Plans beginning on the “Effective Date” (as hereinafter defined), but this Plan will not affect the terms and conditions of any equity award grants under the Prior Plans (or any predecessor plans) granted prior to the Effective Date. Awards granted prior to the Effective Date shall be governed by the terms applicable to such awards and as in effect prior to the Effective Date. The terms of the Plan are not intended to affect the interpretation of the terms of the Prior Plans for Awards granted prior to the Effective Date. In the event that this 2025 Long-Term Incentive Plan is not approved by the stockholders of CONMED Corporation, the 2025 Long-Term Incentive Plan shall be null and void and of no force or effect, but the Prior Plans and the Awards granted thereunder (or under any predecessor plans) on or prior to the Effective Date shall remain in full force and effect.

2. DEFINITIONS. The following definitions are applicable to the Plan:

2.1 “Award” shall mean an award determined in accordance with the terms of the Plan.

2.2 “Award Agreement” shall mean the agreement evidencing an Award as described in Section 12.1 of the Plan.

2.3 “Board of Directors” shall mean the Board of Directors of the Company.

2.4 “Cause” shall mean, unless otherwise provided in an Award Agreement, (a) with respect to a Participant employed pursuant to a written employment or similar agreement which includes a definition of “Cause,” “Cause” as defined in that agreement, (b) the willful and continued failure by a Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (c) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its affiliates.

2.5 “Committee” shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board as the Board may select from time to time to administer the Plan pursuant to Section 4. The Committee shall be composed of not less than two directors of the Company. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No officer or employee of the Company or of any subsidiary shall be a member or alternate member of the Committee. The Committee shall at all times be comprised in such a manner as to satisfy the “non-employee” director standard contained in Rule 16b-3 promulgated under the Exchange Act.

2.6 “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

2.7 “Effective Date” means the date the Plan is approved by the stockholders of CONMED Corporation.

2.8 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.9 “Fair Market Value” shall mean, per share of Common Stock, the closing price of the Common Stock on the New York Stock Exchange or, if applicable, principal securities exchange on which the shares of Common Stock are then traded, or, if not traded, the price set by the Committee.

2.10 “Good Reason” means, unless otherwise provided in an Award Agreement, (a) with respect to a Participant employed pursuant to a written employment or similar agreement which includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Participant, the occurrence of any of the following in the absence of the Participant’s written consent: (i) any material and adverse change in the Participant’s position or authority with the Company as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Participant; (ii) the transfer of the Participant’s primary work site to a new primary work site that is more than 50 miles from the Participant’s primary work site in effect immediately before a Change in Control; or (iii) a diminution of the Participant’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies to all similarly situated employees, provided that (x) if the Participant does not deliver to the Company a written notice of termination within 60 days after the Participant has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason and (y) the Participant must give the Company 30 days to cure the event constituting Good Reason.

2.11 “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

2.12 “Non-Employee Director” means any member of the Board of Directors who is not an employee of the Company or any of its subsidiaries.

2.13 “Participant” shall mean, as applicable, (i) an employee of the Company or any subsidiary, in each case who is selected by the Committee to participate in the Plan or (ii) a Non-Employee Director.

3. SHARES SUBJECT TO THE PLAN.

3.1 Subject to adjustment as provided in Section 18 of the Plan, the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall be equal to 3,600,000 shares, all of which are available for the grant of incentive stock options. Any shares granted as Awards other than Stock Options or SARs shall be counted against this limit as 2.28 shares for every share granted. The shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares or shares acquired in the open market specifically for distribution under the Plan, as the Company may from time to time determine.

3.2 Except as described below, if any Award under the Plan or any Prior Plan, in whole or in part, expires unexercised, is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, if shares of Common Stock are surrendered or withheld from any Award to satisfy a Participant’s income tax or other withholding obligations, or if shares of Common Stock owned by the Participant are tendered to pay for the exercise of a stock option under the Plan, then those shares covered by such expired, forfeited, terminated or canceled Awards or the number of shares equal to the number of shares surrendered or withheld in respect thereof (but, in the case of withheld shares, no greater than the number of shares that would have been withheld pursuant to the minimum statutory withholding rate) shall again become available to be delivered pursuant to Awards granted under the Plan. The number of shares that are returned to the Plan pursuant to the immediately preceding sentence shall be returned at the same ratio at which such Award counted against the total shares available for Award under the Plan or a Prior Plan, as applicable, at the time of grant. Shares of Common Stock that are subject to a SAR granted in tandem with a Stock Option but not issued on exercise of the Stock Option shall not thereafter be available to be delivered pursuant to Awards under the Plan. Any shares of Common Stock (a) delivered by the Company, (b) with respect to which Awards are made by the Company and (c) with respect to which the Company becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares of Common Stock available for Awards under this Plan. Shares of Common Stock which may be delivered pursuant to Awards may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or otherwise acquired for the purposes of the Plan.

4. ADMINISTRATION.

4.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of its members present at a meeting (which may be held telephonically) shall be the acts of the Committee. Any action of the Committee may be taken, without a meeting, by a writing or writings signed by all of the members of the Committee, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. In addition, the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may allocate among its members and, to the extent permitted by applicable law (including the Exchange Act and the Internal Revenue Code), delegate (either generally or specifically) the powers, authorities and discretions conferred on it under this Section 4 as it deems appropriate in its sole discretion. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company, any of its administrative powers, responsibilities and duties. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be entitled to the maximum deference permitted by law and shall be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. The Board of Directors shall have all of the authority and responsibility granted to the Committee herein.

4.2 Subject to the provisions of the Plan, the Committee (or its delegate, within limits established by the Committee, with respect to employees who are not subject to Section 16 of the Exchange Act) shall have the authority in its sole discretion to (i) exercise all of the powers granted to it, and make all determinations, under the Plan (including but not limited to, selection of the Participants, determination of the type, size and terms of Awards to be made to Participants, determination of the shares, share units or types of Other Awards subject to Awards, the restrictions, conditions and contingencies to be applicable in the case of specific Awards, and the time or times at which Awards shall be exercisable or at which restrictions, conditions and contingencies shall lapse), (ii) construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Participant’s Award, (a) the affected Participant shall file a written claim with the Committee for review, explaining the reasons for such claim, and (b) the Committee’s decision must be written and must explain the decision, (iii) establish, prescribe, amend and rescind any rules and regulations relating to the Plan, including rules governing its own operations, (iv) determine the terms and provisions of any agreements entered into hereunder, (v) amend any outstanding Award Agreement to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, or, to the extent permitted under applicable tax laws, to waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or reflect a change in the Participant’s circumstances (e.g., a change to part-time employment status) and (vi) determine whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended (including, without limitation, canceling underwater Stock Options or SARs without payment to the Participant in connection with a Change in Control), (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee and (3) Awards may be settled by the Company, any of its subsidiaries or affiliates or any of its or their designees. Other than as provided in Section 18, the Committee shall not be permitted to reduce the exercise price of a Stock Option (or reduce the reference price of a Stock Appreciation Right) after such Award has been granted.

4.3 Subject to the terms of this Plan and terms and limitations as the Committee shall determine, the Committee may delegate its authority to grant Awards to Participants to the Company’s Chief Executive Officer, who may with the written concurrence of the Executive Vice President, Human Resources, grant Awards, subject to annual calendar year limits of 20,000 shares subject to Awards per Participant and 300,000 shares subject to Awards in the aggregate, subject to there being adequate shares in the Plan to cover required equity payouts, in the case of Awards made (a) in situations where the Company is seeking to attract a new hire or recognize employees for special achievements, (b) to new employees as a result of the acquisition by the Company of another company, whether by merger or purchase of stock or substantially all of its assets, which Awards are deemed appropriate by the Chief Executive Officer in connection with the retention of newly acquired employees or (c) in other special circumstances except that no such delegation may be made in the case of Awards to persons who are subject to the provisions of Section 16 of the Exchange Act. If the Company’s Chief Executive Officer grants Awards to Participants under this Section 4.3, the Chief Executive Officer will thereafter provide notice to the Committee that such Awards were granted. To the extent that the Committee delegates its authority as provided by this Section 4.3, all references in this Plan to the Committee’s authority to make Awards shall be deemed to include the Chief Executive Officer. The annual limits described in this Section 4.3 may be modified by the Committee with respect to any year or all future years and shall be subject to adjustment as provided in Section 18.1.

4.4 No Liability. No member of the Board of Directors or the Committee or any employee of the Company or its subsidiaries or affiliates (each such person, a “Covered Person”) shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

5. ELIGIBILITY. All employees of the Company and its subsidiaries, in each case who have demonstrated significant potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee in its sole discretion, are eligible to be Participants in the Plan. In addition, the Committee may from time to time deem other employees of the Company or its subsidiaries eligible to participate in the Plan to receive equity awards consistent with legal requirements. In addition, all Non-Employee Directors are eligible to be Participants in the Plan. The granting of any Award to a Participant shall not entitle that Participant to, nor disqualify that Participant from, participation in any other grant of an Award.

6. AWARDS. Awards under the Plan may consist of: (i) stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options) granted pursuant to Section 7 (“Stock Options”), (ii) performance shares granted pursuant to Section 8 (“Performance Shares”), (iii) performance share units granted pursuant to Section 8 (“Performance Share Units”), (iv) stock appreciation rights granted pursuant to Section 9 (“Stock Appreciation Rights” or “SARs”), (v) restricted shares granted pursuant to Section 10 (“Restricted Shares”), (vi) restricted share units granted pursuant to Section 10 (“Restricted Share Units”) and (vii) other types of equity-based Awards which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, granted pursuant to Section 11 (“Other Awards and Dividend Equivalent Rights”). Awards of Performance Shares, Performance Share Units, Restricted Shares, Restricted Share Units and Other Awards may provide the Participant with voting rights but may not provide for the payment of dividends or dividend equivalents, in each case, prior to vesting. Notwithstanding any other provision of the Plan to the contrary, all Awards under the Plan shall be subject to (a) a 12-month minimum vesting period for all awards made under the Plan; during this 12-month period, no portion of an award made under the Plan shall vest (however, this shall not apply to Awards that are assumed, or substituted for, in connection with Section 22 of the Plan) and (b) any clawback or recapture policy that the Company may adopt from time to time (including, without limitation, the Company’s Recoupment Policy, as it may be amended from time to time) to the extent provided in such policy and, in accordance with such policy, the requirement that the Awards be repaid to the Company after they have been distributed to the Participant. Notwithstanding the foregoing, Awards in respect of up to 5% of the shares of the Company’s Common Stock that shall be available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 6. Any Award Agreement may also provide that shares of Common Stock issued or acquired in connection with the applicable Award will be subject to additional holding requirements specified in such Award Agreement.

7. STOCK OPTIONS. The Award Agreement pursuant to which any Stock Option that is intended to qualify as an incentive stock option is granted shall specify that the option granted thereby shall be treated as an incentive stock option. The Award Agreement pursuant to which any nonstatutory stock option is granted shall specify that the option granted thereby shall not be treated as an incentive stock option. The Committee shall establish the option price at the time each Stock Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant (or, in the case of an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any subsidiary or parent corporation of the Company, 110% of the Fair Market Value). Stock Options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable for a period of more than ten years (or, in the case of an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any subsidiary or parent corporation of the Company, five years) after their date of grant. The option price of each share as to which a Stock Option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Common Stock as the Committee may establish, in such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock and such other consideration. The Committee, in its sole discretion, may grant to a Participant the right to transfer Common Stock acquired upon the exercise of a part of a Stock Option in payment of the exercise price payable upon immediate exercise of a further part of the Stock Option.

8. PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS. Performance Shares may be granted in the form of actual shares of Common Stock or as Performance Share Units having a value equal to an identical number of shares of Common Stock. In the event that a stock certificate is issued in respect of Performance Shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the Performance Shares are earned. The performance conditions and the length of the performance period shall be reflected in the Award Agreement pursuant to which the Performance Shares or Performance Share Units are granted. The Committee shall determine in its sole discretion whether Performance Share Units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

9. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights (“SARs”) may be granted either alone or in connection with a Stock Option, as the Committee determines and as reflected in the Award Agreement pursuant to which such SAR is granted. The Committee shall establish the exercise price at the time each SAR is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Each SAR shall be exercisable for such period as specified by the Committee, but in no event may SARs be exercisable for a period of more than ten years. A SAR granted in connection with an incentive stock option may be granted only when the incentive stock option is granted. A SAR granted in connection with a nonstatutory stock option may be granted either when the related nonstatutory stock option is granted or at any time thereafter, including, in the case of any nonstatutory stock option resulting from the conversion of an incentive stock option to a nonstatutory stock option, simultaneously with or after the conversion. A Participant electing to exercise a SAR shall deliver written notice to the Company of the election identifying the SAR and, if applicable, the related option with respect to which the SAR was granted to the Participant, and specifying the number of whole shares of Common Stock with respect to which the Participant is exercising the SAR. Upon exercise of the SAR, if applicable, the related option shall be deemed to be surrendered to the extent that the SAR is exercised. SARs may be exercised only (i) on a date when the Fair Market Value of a share of Common Stock exceeds the exercise price stated in the Award Agreement or, if applicable, the Award Agreement for the Stock Option related to that SAR and (ii) in compliance with any restrictions that may be set forth in the Award Agreement pursuant to which the SAR was granted. The amount payable upon exercise of a SAR may be paid by the Company in cash, or, if the Committee shall determine in its sole discretion, in shares of Common Stock (taken at their Fair Market Value at the time of exercise of the SAR) or in a combination of cash and shares of Common Stock; provided, however, that if the SAR is granted in connection with a Stock Option, in no event shall the total number of shares of Common Stock that may be paid to a Participant pursuant to the exercise of a SAR exceed the total number of shares of Common Stock subject to the related Stock Option. A SAR shall terminate and may no longer be exercised upon the first to occur of (a) if applicable, exercise or termination of the related Stock Option or (b) any termination date specified in the Award Agreement pursuant to which the SAR is granted. In addition, the Committee may, in its sole discretion at any time before the occurrence of a Change in Control, amend, suspend or terminate any SAR theretofore granted under the Plan without the holder’s consent; provided that, in the case of amendment, no provision of the SAR, as amended, shall be in conflict with any provision of the Plan. If the SAR is granted in connection with a Stock Option, the amendment, suspension or termination of any such SAR by the Committee as described in the immediately preceding sentence shall not affect the holder’s rights in any related Stock Option.

10. RESTRICTED SHARES; RESTRICTED SHARE UNITS. Restricted Shares may be granted in the form of actual shares of Common Stock in such amounts and subject to such terms and conditions as the Committee may determine. In addition, the Committee may grant Awards of Restricted Share Units in such amounts and subject to such terms and conditions as the Committee may determine. In the event that a stock certificate is issued in respect of Restricted Shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period. The employment or service conditions and the length of the period for vesting of Restricted Shares or Restricted Share Units shall be reflected in the Award Agreement pursuant to which such Restricted Shares or Restricted Share Units are granted. The Committee shall determine in its sole discretion whether Restricted Share Units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

11. OTHER AWARDS AND DIVIDEND EQUIVALENT RIGHTS. The Committee may from time to time grant (i) to any Participant, other types of equity-based Awards (including the grant or offer for sale of unrestricted shares of Common Stock and other performance shares) other than Stock Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares and Performance Share Units in such amounts and subject to such terms and conditions, as the Committee shall determine and (ii) to Non-Employee Directors, other grants of cash as may be deemed appropriate by the Board of Directors. Such Other Awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. The terms of such Other Awards shall be reflected in the Award Agreement pursuant to which such Other Award is granted. The Committee may include in the Award Agreement with respect to any Award (other than grants of options, SARs, or cash not based on the value of shares of Common Stock) a dividend equivalent right entitling the Participant to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares of Common Stock had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate; provided that in no event may such payments be made unless and until the Award to which they relate vests.

12. AWARDS UNDER THE PLAN.

12.1 Award Agreements. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

12.2 Rights as a Stockholder. The Award Agreement shall specify whether (and under what circumstances) a Participant (or other person having rights pursuant to an Award) shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Award. Except as otherwise provided in Section 18, no adjustments shall be made for dividends or distributions (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) on, or other events relating to, shares of Common Stock subject to an Award for which the record date is prior to the date such shares are delivered.

12.3 Required Shareholder Consent. Unless otherwise approved by the Company’s stockholders, Stock Options and SARs will not be (x) repriced (other than in accordance with the adjustment provisions of Section 18.1), (y) repurchased for cash or other consideration, or cancelled in conjunction with the grant of a new Stock Option or SAR with a lower exercise price, in each case on a date when the exercise price of such Stock Option or SAR is equal to or exceeds the Fair Market Value of a share of Common Stock or (z) be subject to automatic reload provisions.

12.4 Annual Limits for Non-Employee Director Grants. Notwithstanding anything in this Plan to the contrary, the aggregate value of cash compensation and Awards (based on the Fair Market Value of stock-based Awards, in each case determined at the date of grant) granted to any one Non-Employee Director in respect of any calendar year, solely with respect to his or her service as a Non-Employee Director, may not exceed $400,000.

13. CHANGE IN CONTROL.

13.1 Unless otherwise provided in an Award Agreement or the Committee determines otherwise, in the event of a Change in Control, as hereinafter defined, in which Awards granted to Participants other than Non-Employee Directors are not assumed, substituted or otherwise continued, (i) the restrictions applicable to all Restricted Shares and Restricted Share Units shall lapse and such shares and share units shall be deemed fully vested, (ii) all Performance Shares and Performance Share Units shall be deemed to be earned based on the greater of the target level of performance and the level of performance actually achieved at the date of the Change in Control with respect to all open performance periods as reasonably determined by the Committee in its sole discretion,(iii) each Stock Option and SAR that is not exercisable in full shall be deemed fully vested, and (iv) Awards may be cancelled for fair value equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Committee at such time, in each case, less the exercise price or reference price of a Stock Option or SAR. In addition, if the consideration paid to the Company’s stockholders in respect of any Change in Control transaction includes contingent value rights, the Committee may determine if the Awards (including as may be assumed, substituted or otherwise continued as set forth in the paragraph below) are (x) valued at the consummation of such Change in Control taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (y) entitled to a share of the contingent consideration. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company. Unless otherwise provided in the applicable Award Agreement or the Committee determines otherwise, in the event of a Change in Control in which Awards granted to Participants other than Non-Employee Directors are assumed, substituted or otherwise continued, (i) all Performance Shares and Performance Share Units shall be deemed earned based on the greater of the target level of performance and the level of performance actually achieved at the date of the Change in Control with respect to all open performance periods as reasonably determined by the Committee in its sole discretion and remain subject to any and all time-vesting conditions, and (ii) the Awards will not automatically vest upon a Change in Control, but if a Participant’s employment is terminated by the Company or any successor entity thereto without Cause or resigns for Good Reason, in each case, within two (2) years after a Change in Control, (x) the restrictions applicable to all Restricted Shares, Restricted Share Units, Performance Shares and Performance Share Units shall lapse and such shares and share units shall be deemed fully vested, and (y) each Stock Option and SAR that is not exercisable in full shall be deemed fully vested. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

13.2 Unless otherwise provided in an Award Agreement or the Committee determines otherwise, in the event of a Change in Control, as hereinafter defined, with respect to Awards granted to Non-Employee Directors (i) each Stock Option and SAR shall be deemed fully vested and exercisable, (ii) the restrictions applicable to all Restricted Share Units shall lapse and such Restricted Share Units shall be deemed fully vested, (iii) any performance conditions shall be deemed satisfied in full based on the greater of the target level of performance and the level of performance actually achieved at the date of the Change in Control with respect to all open performance periods as reasonably determined by the Committee in its sole discretion, and (iv) all Awards shall be paid in cash if so specified by the Committee. The amount of any cash payment in respect of a Restricted Share Unit, Stock Option or SAR shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Committee at such time, and (C) in the case of Stock Options or SARs, the difference, if any, between the amount in (A) or (B), as applicable, and the applicable exercise price or reference price of a Stock Option or SAR. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

13.3 A “Change in Control” shall mean, unless otherwise provided in an Award Agreement, the occurrence of any one of the following events: (i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors (the “Company Voting Securities”); provided, however, that the event described in this clause (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Control Transaction (as defined in clause (ii) below); (ii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (a), (b) and (c) is referred to hereunder as a “Non-Control Transaction”); or (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

14. TERMINATION OF NON-EMPLOYEE DIRECTOR SERVICE. Upon termination of service as a Non-Employee Director, such grantee’s Awards of Stock Options or SARs which are vested shall be exercisable at any time prior to the expiration date of the Option or SAR or within one year after the date of such termination, whichever is the shorter period. Upon termination of service as a Non-Employee Director, the shares of Common Stock underlying such grantee’s Awards of Restricted Share Units which are then vested shall be delivered to the grantee. Unless otherwise specified in an Award Agreement, any unvested Stock Options, SARs or Restricted Share Units shall terminate upon the termination of a grantee’s service as a Non-Employee Director.

15. WITHHOLDING. The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan, in each case in an amount not to exceed the maximum individual tax withholding rates applicable to the Participant, as determined by the Company. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

16. NONTRANSFERABILITY. No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Participant to transfer any nonstatutory stock options granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members. During the lifetime of the Participant, a nonstatutory stock option shall be exercisable only by the Participant or by the immediate family member or trust to whom such Stock Option has been transferred pursuant to the immediately preceding sentence. For purposes of the Plan, the term “immediate family” shall mean the Participant’s spouse and issue (including adopted and stepchildren). Any assignment, transfer or other disposition in violation of the provisions of this Section 16 shall be void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any such permitted successors and assigns.

17. NO RIGHT TO EMPLOYMENT; RIGHT OF DISCHARGE RESERVED. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary or remain in the service of the Company or any of its subsidiaries as a Non-Employee Director, nor shall it create any obligation on behalf of the Board of Directors to nominate any Non-Employee Director for re-election to the Board of Directors by the Company’s stockholders. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder. Any obligation of the Company under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Company to make such payment from its general assets in accordance with the Plan, and no Participant shall have any interest in, or lien or prior claim upon, any property of the Company or any subsidiary by reason of that obligation.

18. ADJUSTMENT OF AND CHANGES IN COMMON STOCK.

18.1 The Committee shall adjust the number of shares of Common Stock authorized pursuant to Section 3.1 and shall adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates (including whether such Award may be terminated and settled by payment of cash) and the exercise or strike price of any Award), in such manner as it deems appropriate to prevent the enlargement or dilution of rights, or otherwise deems it appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock-split, reverse stock split, stock dividend, spin-off, split-up, combination or reclassification or exchange of the shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or any other change in corporate structure or event the Committee determines in its sole discretion affects the capitalization of the Company, including a Change in Control or any extraordinary dividend or distribution. After any adjustment made pursuant to this Section 18.1, the number of shares of Common Stock subject to each outstanding Award shall be rounded up or down to the nearest whole number, as determined by the Committee and consistent with the requirements of applicable tax law. Notwithstanding anything in the Plan to the contrary, any adjustments, modifications or changes of any kind made pursuant to this Section 18.1 shall be made in a manner compliant with Section 409A of the Internal Revenue Code (“Section 409A”).

18.2 Except as provided in Section 3.1 or under the terms of any applicable Award Agreement, there shall be no limit on the number or the value of shares of Common Stock that may be subject to Awards to any individual under the Plan.

18.3 There shall be no limit on the amount of cash, securities (other than shares of Common Stock as provided in Section 3.1, as adjusted by 17.1) or other property that may be delivered pursuant to any Award.

19. AMENDMENT. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof and any Award Agreement at any time, provided that (i) no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, (ii) such amendments shall be effected in a manner compliant with applicable tax law and subject to Section 25 of the Plan and (iii) an Award Agreement may not be amended to materially adversely impair the rights of a Participant without the Participant’s consent.

20. EFFECTIVE DATE AND TERMINATION. This 2025 Long-Term Incentive Plan of CONMED Corporation is effective as of the Effective Date. Subject to earlier termination pursuant to Section 19 of the Plan or by the action of the Board of Directors, the Plan shall remain in effect until May 20, 2035.

21. PURCHASE FOR INVESTMENT. Each person acquiring Common Stock pursuant to any Award may be required by the Company to furnish a representation that he or she is acquiring the Common Stock so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to ensure that a resale or other disposition of the Common Stock would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

22. AWARDS THROUGH THE ASSUMPTION OF OR IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES. Awards may be granted under the Plan through the assumption of or substitution for awards held by employees or non-employee directors of a company who become employees or non-employee directors of the Company or any subsidiary as a result of the merger or consolidation of the employer company with the Company or any subsidiary, or the acquisition by the Company or any subsidiary of the assets of the employer company, or the acquisition by the Company or any subsidiary of stock of the employer company as a result of which it becomes a subsidiary. The terms, provisions, and benefits of the assumed or substitute Awards so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards assumed or in substitution for which they are granted. The vesting requirement of Section 6(a) shall not apply to Awards that are assumed or substituted for in connection with this Section 22.

23. RIGHT TO OFFSET. The Company and its subsidiaries and affiliates shall have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts the grantee then owes to the Company or its subsidiaries or affiliates. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

24. GOVERNING LAW. This Plan and all rights and obligations under this Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

25. SECTION 409A. It is the Company’s intent that the Plan and Awards granted hereunder comply with or be exempt from the requirements of Section 409A and that agreements evidencing Awards be administered and interpreted accordingly. If and to the extent that any payment or benefit under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to a Participant by reason of the Participant’s termination of employment or service, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Company), to the extent required by Section 409A, such payment or benefit shall be made or provided on the date that is six months and one day after the date of the Participant’s separation from service (or earlier death). Any amount not paid in respect of the six-month period specified in the preceding sentence will be paid to the Participant in a lump sum on the date that is six months and one day after the Participant’s separation from service (or earlier death). Each payment made under the Plan shall be deemed to be a separate payment for purposes of Section 409A. If and to the extent that any Award is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and such Award is payable to a Participant upon a Change in Control, then no payment shall be made pursuant to such Award unless such Change in Control constitutes a “change in the ownership of the corporation”, “a change in effective control of the corporation”, or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A; provided that if such Change in Control does not constitute a “change in the ownership of the corporation”, “a change in effective control of the corporation”, or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A, then the Award shall still fully vest upon such Change in Control, but shall be payable upon the original schedule contained in the Award. If and to the extent that any Award is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and such Award is payable to a Participant upon disability, then no payment shall be made pursuant to such Award unless such disability constitutes “disability” within the meaning of Section 409A; provided that if such disability does not constitute “disability” within the meaning of Section 409A, then the Award shall still fully vest upon such disability, but shall be payable upon the original schedule contained in the Award. Neither the Company nor its affiliates shall have any liability to any Participant, Participant’s spouse or other beneficiary of any Participant’s spouse or other beneficiary of any Participant or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A.

26. COMPLIANCE WITH SEC REGULATIONS. It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act. If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Exchange Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.

27. FOREIGN PARTICIPANTS. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, (a) establish special rules (including, without limitation, as set forth in the French Sub Plan(s) attached hereto) applicable to Awards to Participants who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules and (b) cause the Company to enter into an agreement with any local subsidiary pursuant to which such subsidiary will reimburse the Company for the cost of such equity incentives.

28. OTHER PAYMENTS. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

FRENCH SUB PLAN APPLICABLE TO ELIGIBLE EMPLOYEES OF THE FRENCH SUBSIDIARY, CONMED FRANCE

[PERFORMANCE SHARE UNITS]

1. Purpose

1.1 This Sub Plan is an Appendix (the “Appendix”) to the 2025 Long-Term Incentive Plan of CONMED CORPORATION (the “Plan”).

1.2 This Sub Plan (the “Sub Plan”) provides for the grant of free shares (Performance Share Units - PSU, as defined in the Plan) intended to qualify for the favourable tax and social security treatment in France applicable to shares freely granted (attributions gratuites d’actions) under Sections L225-197-1 to L225-197-5 of the Code (“French-Qualified PSUs”), to French Subsidiary’s Employees who are residents in France pursuant to Article 4 A and 4 B of the French tax code (Code général des impôts).This Sub Plan applies only with respect to French-Qualified PSUs granted under the Plan to French Subsidiary’s’ Employees. The purpose of this Sub Plan is to provide certain rules and limitations applicable to the French-Qualified PSUs that may be granted, from time to time, to French Subsidiary’s’ Employees under the Plan, in compliance with the Applicable Laws.

1.3 The Plan and this Sub Plan shall be read together. If any provision of the Plan is restricted, derogated, prohibited or unenforceable under Applicable Laws, such provision shall be ineffective toward the French Subsidiary’s’ Employees only to the extent of such restriction, derogation, prohibition or unenforceability, without invalidating the remaining provisions of the Plan and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

1.4 This Sub Plan shall be governed and construed by the laws of the State of Delaware in the United States of America (section 24 of the Plan). Notwithstanding the foregoing, it is hereby expressly stated that this Sub Plan is established to meet and implement the conditions set by the French commercial code, the French tax code and the French social security code in order to benefit from the French favourable tax and social security treatment applicable to French tax residents to the grant of free shares to employees. As a consequence, the provisions of this Sub Plan shall be construed in accordance with the Applicable Laws applicable to the grant of free shares to French Subsidiary’s Employees.

2. Definitions

The following definitions apply to French-Qualified PSUs granted pursuant to this Sub Plan,

“Applicable Laws” means any and all laws, ordinances, regulations, statutes, treaties, rules, codes, principles of law, adopted, enacted, implemented, promulgated, issued, entered or deemed, applicable in France, including but not limited to French corporate, securities, labour, social security, and tax laws.

“Code” means the French Commercial Code. Any reference to any section of the Code shall also be a reference to any successor provision.

“Disability” means disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfilment of related conditions.

“Subsidiary” means any subsidiary of the Company within the meaning of articles L.225-180 I or L.225- 197-2 I, as applicable, of the Code, and any subsidiary of such subsidiary controlled by the Company with the meaning of such articles, and shall including any branch (succursale) thereof.

“French Subsidiary’s’ Employee” means any employee of the French Subsidiary thereof in a salaried position within the meaning of Applicable Laws and who is a French tax resident within the meaning of articles 4 A and 4 B of the French Tax Code.

3. Grant of French-Qualified PSUs

3.1 Performance Share Units Terms. Each French-Qualified PSU under the Plan and the Sub Plan shall be evidenced by the Performance Share Units Terms, as applicable, between the French Subsidiary’s Employee and Company. Such Performance Share Unit Terms shall be subject to all applicable terms and conditions of the Plan and the Sub Plan.

3.2 Eligibility. Notwithstanding any other term of the Plan and the Sub Plan, French-Qualified PSUs may be granted only to French Subsidiary’s’ Employees who satisfy the eligibility conditions of Applicable Laws and the Plan.

3.3 Overall Allocation Limit. The maximum percentage of share capital of the Company that may be allocated to the French Subsidiary’s’ Employees as Shares derived from the settlement of Stock Units, including Stock Units that have not been settled yet under former Stock Incentive Plans, shall not exceed 15% on the date of the decision to grant the Stock Units to the French Subsidiary’s’ Employees.

3.4 Individual Allocation Limit. French-Qualified PSUs cannot be granted to French Subsidiary’s’ Employees each holding more than 10% of the share capital of the Company. A grant of Stock Units cannot also result in French subsidiary’s’ Employees each holding more than 10% of the share capital of the Company. Only Company securities held directly for less than seven years by a French Subsidiary’s’ Employee are taken into account in this percentage.

3.5 Authorization Period. The grant of French-Qualified PSUs to French Subsidiary’s’ Employees shall be decided by the Board of Directors and shall arise on or prior to July 21, 2028.

4. Special terms for French-Qualified PSUs

Under the Sub Plan, the grant, vesting and settlement of Stock Units to the French Subsidiary’s’ Employees shall be governed by the following terms :

4.1 Vesting of French Qualified PSUs

The vesting period at the end of which the Shares will be allocated to the French Subsidiary’s’ Employees (the “Acquisition Period”) cannot be less than two years from the date on which the Board of Directors of Company decided on the grant of the Stock Units to the French Subsidiary’s’ Employee, in accordance with Article L.225-197-1 of the Code.

The Acquisition Period may be reduced in case of death of the French Subsidiary’s’ Employee or in the event of disability of the French Subsidiary’s Employee (see 4.3 and 4.4). No other term nor exemption provided for by the Plan, including but not limited to retirement or Change of Control of the Company, can reduce the Acquisition Period.

4.2 Non-transferability of French-Qualified PSUs

A French-Qualified PSU may not be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of in any manner other than by will or laws of descent. The French-Qualified PSUs are not transferable by the French Subsidiary’s Employees, except to the heirs in case of death.

4.3 Death of French Subsidiary’s Employees In accordance with Article L.225-197-3 of the Code for the French-Qualified PSUs, in the event of the death of a French Subsidiary’s’ Employee during the Acquisition Period and subject to the continued Service of the French Subsidiary’s’ Employee through the death date, his or her heirs will have a period of six (6) months from the death to request the allocation of Shares as settlement of the Stock Units. After this six-month period, the right of allocation will become void. Once the heirs are allocated the Shares, they are not bound by any remaining Acquisition Period.

4.4 Disability of French Subsidiary’s Employees

Upon termination of a French Participant’s status as an Employee as a result of the French Participant’s Disability (construed as the 2nd or 3rd category disability provided for in Article L. 341-4 of the French social security code), the French Participant may request the settlement into Shares of his or her French-Qualified PSUs at any time within twelve (12) months after the date of such termination.

4.5 Settlement

The settlement of the Stock Units for French Subsidiary’s employees shall be made only in the form of Shares.

4.6 Dividends/dividend equivalents

Until the allocation of French- Qualified PSUs at the end of the Acquisition Period, the French Subsidiary’s Employee shall not be entitled to any shareholder rights. No dividends nor dividend equivalents shall be awarded nor paid to the French Subsidiary’s Employees. If, at any time when there are unvested French-Qualified PSUs outstanding for which the Acquisition Period has not lapsed, the Company declares a cash dividend on the Shares, then, on the payment date of the dividend, the French Participant shall not be entitled to any such dividends or to be credited with “dividend equivalents” in respect to such unvested French-Qualified PSUs.

Date: _______________

FRENCH SUB PLAN APPLICABLE TO ELIGIBLE EMPLOYEES OF THE FRENCH SUBSIDIARY, CONMED

FRANCE [RESTRICTED SHARES UNITS]

1. Purpose

1.1 This Sub Plan is an Appendix (the “Appendix”) to the 2025 Long-Term Incentive Plan of CONMED CORPORATION (the “Plan”).

1.2 This Sub Plan (the “Sub Plan”) provides for the grant of free shares (Restricted Share Units – RSU, as defined in the Plan) intended to qualify for the favourable tax and social security treatment in France applicable to shares freely granted (attributions gratuites d’actions) under Sections L225-197-1 to L225-197-5 of the Code (“French-Qualified RSUs”), to French Subsidiary’s Employees who are residents in France pursuant to Article 4 A and 4 B of the French tax code (Code général des impôts).This Sub Plan applies only with respect to French-Qualified RSUs granted under the Plan to French Subsidiary’s’ Employees. The purpose of this Sub Plan is to provide certain rules and limitations applicable to the French-Qualified RSUs that may be granted, from time to time, to French Subsidiary’s’ Employees under the Plan, in compliance with the Applicable Laws.

1.3 The Plan and this Sub Plan shall be read together. If any provision of the Plan is restricted, derogated, prohibited or unenforceable under Applicable Laws, such provision shall be ineffective toward the French Subsidiary’s’ Employees only to the extent of such restriction, derogation, prohibition or unenforceability, without invalidating the remaining provisions of the Plan and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

1.4 This Sub Plan shall be governed and construed by the laws of the State of Delaware in the United States of America (section 24 of the Plan). Notwithstanding the foregoing, it is hereby expressly stated that this Sub Plan is established to meet and implement the conditions set by the French commercial code, the French tax code and the French social security code in order to benefit from the French favourable tax and social security treatment applicable to French tax residents to the grant of free shares to employees. As a consequence, the provisions of this Sub Plan shall be construed in accordance with the Applicable Laws applicable to the grant of free shares to French Subsidiary’s Employees.

2. Definitions

The following definitions apply to French-Qualified RSUs granted pursuant to this Sub Plan,

“Applicable Laws” means any and all laws, ordinances, regulations, statutes, treaties, rules, codes, principles of law, adopted, enacted, implemented, promulgated, issued, entered or deemed, applicable in France, including but not limited to French corporate, securities, labour, social security, and tax laws.

“Code” means the French Commercial Code. Any reference to any section of the Code shall also be a reference to any successor provision.

“Disability” means disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfilment of related conditions.

“Subsidiary” means any subsidiary of the Company within the meaning of articles L.225-180 I or L.225- 197-2 I, as applicable, of the Code, and any subsidiary of such subsidiary controlled by the Company with the meaning of such articles, and shall including any branch (succursale) thereof.

“French Subsidiary’s’ Employee” means any employee of the French Subsidiary thereof in a salaried position within the meaning of Applicable Laws and who is a French tax resident within the meaning of articles 4 A and 4 B of the French Tax Code.

3. Grant of French-Qualified RSUs

3.1 Restricted Stock Unit Terms. Each French-Qualified RSU under the Plan and the Sub Plan shall be evidenced by the Restricted Stock Unit Terms, as applicable, between the French Subsidiary’s Employee and Company. Such Restricted Stock Unit Terms shall be subject to all applicable terms and conditions of the Plan and the Sub Plan.

3.2 Eligibility. Notwithstanding any other term of the Plan and the Sub Plan, French-Qualified RSUs may be granted only to French Subsidiary’s’ Employees who satisfy the eligibility conditions of Applicable Laws and the Plan.

3.3 Overall Allocation Limit. The maximum percentage of share capital of the Company that may be allocated to the French Subsidiary’s’ Employees as Shares derived from the settlement of Stock Units, including Stock Units that have not been settled yet under former Stock Incentive Plans, shall not exceed 15% on the date of the decision to grant the Stock Units to the French Subsidiary’s’ Employees.

3.4 Individual Allocation Limit. French-Qualified RSUs cannot be granted to French Subsidiary’s’ Employees each holding more than 10% of the share capital of the Company. A grant of Stock Units cannot also result in French subsidiary’s’ Employees each holding more than 10% of the share capital of the Company. Only Company securities held directly for less than seven years by a French Subsidiary’s’ Employee are taken into account in this percentage.

3.5 Authorization Period. The grant of French-Qualified RSUs to French Subsidiary’s’ Employees shall be decided by the Board of Directors and shall arise on or prior to June 21, 2028.

4. Special terms for French-Qualified RSUs

Under the Sub Plan, the grant, vesting and settlement of Stock Units to the French Subsidiary’s’ Employees shall be governed by the following terms :

4.1 Vesting of French Qualified RSUs

The vesting period at the end of which the Shares will be allocated to the French Subsidiary’s’ Employees (the “Acquisition Period”) cannot be less than two years from the date on which the Board of Directors of Company decided on the grant of the Stock Units to the French Subsidiary’s’ Employee, in accordance with Article L.225-197-1 of the Code.

The Acquisition Period may be reduced in case of death of the French Subsidiary’s’ Employee or in the event of disability of the French Subsidiary’s Employee (see 4.3 and 4.4). No other term nor exemption provided for by the Plan, including but not limited to retirement or Change of Control of the Company, can reduce the Acquisition Period.

4.2 Non-transferability of French-Qualified RSUs

A French-Qualified RSU may not be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of in any manner other than by will or laws of descent. The French-Qualified RSUs are not transferable by the French Subsidiary’s Employees, except to the heirs in case of death.

4.3 Death of French Subsidiary’s Employees In accordance with Article L.225-197-3 of the Code for the French-Qualified RSUs, in the event of the death of a French Subsidiary’s’ Employee during the Acquisition Period and subject to the continued Service of the French Subsidiary’s’ Employee through the death date, his or her heirs will have a period of six (6) months from the death to request the allocation of Shares as settlement of the Stock Units. After this six-month period, the right of allocation will become void. Once the heirs are allocated the Shares, they are not bound by any remaining Acquisition Period.

4.4 Disability of French Subsidiary’s Employees

Upon termination of a French Participant’s status as an Employee as a result of the French Participant’s Disability (construed as the 2nd or 3rd category disability provided for in Article L. 341-4 of the French social security code), the French Participant may request the settlement into Shares of his or her French-Qualified RSUs at any time within twelve (12) months after the date of such termination.

4.5 Settlement

The settlement of the Stock Units for French Subsidiary’s employees shall be made only in the form of Shares.

4.6 Dividends/dividend equivalents

Until the allocation of French- Qualified RSUs at the end of the Acquisition Period, the French Subsidiary’s Employee shall not be entitled to any shareholder rights. No dividends nor dividend equivalents as defined in the Restricted Stock Unit Terms shall be awarded nor paid to the French Subsidiary’s Employees. If, at any time when there are unvested French-Qualified RSUs outstanding for which the Acquisition Period has not lapsed, the Company declares a cash dividend on the Shares, then, on the payment date of the dividend, the French Participant shall not be entitled to any such dividends or to be credited with “dividend equivalents” in respect to such unvested French-Qualified RSUs.

Date: _______________

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